Exhibit 4.15
ACTIVANT SOLUTIONS HOLDINGS INC.
$40,000,000
Senior Floating Rate PIK Notes due 2011
EXCHANGE AND REGISTRATION RIGHTS AGREEMENT
October 17, 2005
DEUTSCHE BANK SECURITIES INC.
J. P. MORGAN SECURITIES INC.
c/o Deutsche Bank Securities Inc.
     60 Wall Street
     New York, New York 10005
Ladies and Gentlemen:
          Activant Solutions Holdings Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to Deutsche Bank Securities Inc. (the “Representative”) and J.P. Morgan Securities Inc. (each an “Initial Purchaser”, and together the “Initial Purchasers”), upon the terms and subject to the conditions set forth in a purchase agreement dated October 17, 2005 (the “Purchase Agreement”) between the Issuer and the Initial Purchasers, $40,000,000 aggregate principal amount of its Senior Floating Rate PIK Notes due 2011 (the “Notes”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.
          As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Issuer agrees with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Notes, the Exchange Notes (as defined herein) and the Private Exchange Notes (as defined herein) (collectively, the “Holders”), as follows:
          1. Registered Exchange Offer. The Issuer shall (i) use its reasonable best efforts to prepare and, not later than 180 days following the date of original issuance of the Notes (the “Issue Date”), file with the Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act with respect to a proposed offer to the Holders of the Notes (the “Registered Exchange Offer”) to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of debt securities of the Issuer that are identical in all material respects to the Notes (the “Exchange Notes”), except that the Exchange Notes will not contain terms with respect to transfer restrictions, (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act no later than 270 days after the Issue Date and the

Registered Exchange Offer to be consummated no later than 300 days after the Issue Date and (iii) keep the Exchange Offer Registration Statement effective for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”). The Exchange Notes will be issued under the Indenture or an indenture (the “Exchange Notes Indenture”) between the Issuer and the Trustee or such other bank or trust company that is reasonably satisfactory to the Initial Purchasers, as trustee (the “Exchange Notes Trustee”), such indenture to be identical in all material respects to the Indenture, except with respect to the transfer restrictions relating to the Notes (as described above).
          Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall as soon as practicable commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder (a) is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer or an Exchanging Dealer (as defined herein) not complying with the requirements of the next sentence, (b) is not an Initial Purchaser holding Notes that have, or that are reasonably likely to have, the status of an unsold allotment in an initial distribution, (c) acquires the Exchange Notes in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) and to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Issuer, each Initial Purchaser and each Exchanging Dealer acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, (i) each Holder that is a broker-dealer electing to exchange Notes acquired for its own account as a result of market-making activities or other trading activities for Exchange Notes (an “Exchanging Dealer”) is required to deliver a prospectus containing substantially the information set forth in Annex A hereto on the cover of such prospectus, in Annex B hereto in the “Exchange Offer Procedures” and “Purpose of the Exchange Offer” sections of such prospectus, and in Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) if an Initial Purchaser elects to sell Private Exchange Notes (as defined below) acquired in exchange for Notes constituting any portion of an unsold allotment, it is required to deliver a prospectus containing the information required by Items 507 and 508 of Regulation S-K under the Securities Act and the Exchange Act (“Regulation S-K”), as applicable, in connection with such sale.
          Upon consummation of the Registered Exchange Offer in accordance with this Section 1, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Transfer Restricted Notes (as defined) that are Private Exchange Notes, Exchange Notes as to which clause (v) of the first paragraph of Section 2 is applicable and Exchange Notes held by Exchanging Dealers, and the Issuer shall have no further obligations to register Transfer Restricted Notes (other than Private Exchange Notes and other than in respect of any Exchange Notes as to which clause (v) of the first paragraph of Section 2 hereof applies) pursuant to Section 2 hereof.
          If, prior to the consummation of the Registered Exchange Offer, any Holder holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or any Holder is not entitled to participate in the Registered Exchange Offer, the Issuer shall, upon the request of any such Holder, simultaneously with the delivery of the Exchange Notes in the Registered Exchange Offer, issue and deliver to any such Holder, in exchange for the Notes held by such Holder (the “Private Exchange”), a like aggregate principal amount of debt securities of the Issuer that are identical in all material respects to the Exchange Notes (the “Private Exchange Notes”), except with respect to the transfer restrictions relating to such Private Exchange Notes. The Private Exchange Notes will be issued under the same indenture as the Exchange Notes, and the Issuer shall use its reasonable best efforts to cause the Private Exchange Notes to bear the same CUSIP number as the Exchange Notes.
     In connection with the Registered Exchange Offer, the Issuer shall:
     (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;
     (b) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Holders;
     (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;
     (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and
     (e) otherwise comply in all respects with all laws that are applicable to the Registered Exchange Offer.
          As soon as practicable after the close of the Registered Exchange Offer and any Private Exchange, as the case may be, the Issuer shall:
     (a) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer and the Private Exchange Offer;

     (b) deliver to the Trustee for cancellation all Notes so accepted for exchange; and
     (c) cause the Trustee or the Exchange Notes Trustee, as the case may be, promptly to authenticate and deliver to each Holder, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.
          The Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided that the Issuer shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Notes for a period of 90 days after the consummation of the Registered Exchange Offer.
          The Indenture or the Exchange Notes Indenture, as the case may be, shall provide that the Notes, the Exchange Notes and the Private Exchange Notes shall vote and consent together on all matters as one class and that none of the Notes, the Exchange Notes or the Private Exchange Notes will have the right to vote or consent as a separate class on any matter.
          Interest on each Exchange Note and Private Exchange Note issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the Issue Date.
          Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act and (iii) such Holder is not an affiliate (as defined in Rule 405 under the Securities Act) of any of the Issuer or, if it is such an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.
          Notwithstanding any other provisions hereof, Issuer will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not, as of the consummation of the Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          2. Shelf Registration. If (i) because of any change in law or applicable interpretations thereof by the Commission’s staff the Issuer is not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, or (ii) any Notes validly tendered pursuant to the Registered Exchange Offer are not exchanged for Exchange Notes within 300 days after the Issue Date, or (iii) any Initial Purchaser so requests in writing within 180 days after the Registered Exchange Offer with respect to Private Exchange Notes, or (iv) any applicable law or interpretations do not permit any Holder to participate in the Registered Exchange Offer, or (v) any Holder that participates in the Registered Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Notes, or (vi) the Issuer so elects, then the following provisions shall apply:
     (a) The Issuer shall use its reasonable best efforts to file as promptly as practicable (but in no event more than 180 days after so required or requested, in each case pursuant to this Section 2) with the Commission, and thereafter shall use its reasonable best efforts to cause to be declared effective, a shelf registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement (hereafter, a “Shelf Registration Statement” and, together with any Exchange Offer Registration Statement, a “Registration Statement”); provided, however, that no Holder of Notes or Exchange Notes (other than the Initial Purchasers) shall be entitled to have Notes or Exchange Notes held by it covered by such Shelf Registration Statement, unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder.
     (b) The Issuer shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be used by Holders of Transfer Restricted Notes for a period ending on the earlier of two years from the Issue Date or the date on which all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto (in any such case, such period being called the “Shelf Registration Period”). The Issuer shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Notes covered thereby not being able to offer and sell such Transfer Restricted Notes during that period, unless such action is required by applicable law; provided, however, that the foregoing shall not apply to actions taken by the Issuer in good faith and for valid business reasons (not including avoidance of their obligations hereunder), including, without limitation, the acquisition or divestiture of assets, so long as the Issuer within 120 days thereafter complies with the requirements of Section 4(j) hereof. Any such period during which the Issuer fails to keep the Shelf Registration Statement effective and usable for offers and sales of Notes and Exchange Notes is referred to as a “Suspension Period.” A Suspension Period shall commence on and include the date that the Issuer gives notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Notes and Exchange Notes and shall end on the date when each Holder of Notes and Exchange Notes covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by Section 4(j) hereof or is advised in writing by the Issuer that use of the prospectus may be resumed. If one or more Suspension Periods occur, the two-year period referenced above shall be extended by the aggregate of the number of days included in each Suspension Period.
     (c) Notwithstanding any other provisions hereof, the Issuer will ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (ii) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Issuer by or on behalf of any Holder specifically for use therein (the “Holders’ Information”)) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders’ Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          3. Liquidated Damages. (a) The parties hereto agree that the Holders of Transfer Restricted Notes will suffer damages if the Issuer fails to fulfill its obligations under Section 1 or Section 2, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, if (i) the applicable Registration Statement is not filed with the Commission on or prior to 180 days after the Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 270 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission’s staff, if later, within 45 days after publication of the change in law or interpretation), (iii) the Registered Exchange Offer is not consummated on or prior to 300 days after the

Issue Date or (iv) the Shelf Registration Statement is filed and declared effective within 270 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission’s staff, if later, within 45 days after publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Issuer is obligated to maintain the effectiveness thereof) without being succeeded within 60 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Issuer will be obligated to pay liquidated damages to each Holder of Transfer Restricted Notes, during the period of one or more such Registration Defaults, in an amount equal to $0.10 per week per $1,000 principal amount of Transfer Restricted Notes held by such Holder until (a) the applicable Registration Statement is filed, (b) the Exchange Offer Registration Statement is declared effective, (c) the Registered Exchange Offer is consummated, (d) the Shelf Registration Statement is declared effective, (e) the Shelf Registration Statement again becomes effective or (f) the Shelf Registration Period shall have ended, as the case may be. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. As used herein, the term “Transfer Restricted Notes” means (i) each Note until the date on which such Note has been exchanged for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) each Note or Private Exchange Note until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Note or Private Exchange Note until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act. Notwithstanding anything to the contrary in this Section 3(a), the Issuer shall not be required to pay liquidated damages to a Holder of Transfer Restricted Notes if such Holder failed to comply with its obligations to make the representations set forth in the second to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 4(n).
          (b) The Issuer shall notify the Trustee and the Paying Agent under the Indenture immediately upon the happening of each and every Registration Default. The Issuer shall, at its option, pay (x) the liquidated damages due on the Transfer Restricted Notes by depositing with the Paying Agent (which may not be any of the Issuer for these purposes), in trust, for the benefit of the Holders thereof, prior to 10:00 a.m., New York City time, on the next interest payment date specified by the Indenture and the Notes, sums sufficient to pay the liquidated damages then due, or (y) through the issuance of Additional Notes (as defined in the Indenture) in principal amount equal to such liquidated damages amount, in either case, quarterly on each January 1, April 1, July 1 and October 1 (to the holders of record on the December 15, March 15, June 15 and September 15 immediately preceding such dates) commencing with the first such date occurring after any such liquidated damages amount commences to accrue. The liquidated damages due shall be payable on each interest payment date specified by the Indenture and the Notes to the Holder of record entitled to receive the interest payment to be made on such date. Each obligation to pay liquidated damages shall be deemed to accrue from and including the date of the applicable Registration Default.

          (c) The parties hereto agree that the liquidated damages provided for in this Section 3 constitute a reasonable estimate of and are intended to constitute the sole damages that will be suffered by Holders of Transfer Restricted Notes by reason of the failure of (i) the Shelf Registration Statement or the Exchange Offer Registration Statement to be filed, (ii) the Shelf Registration Statement to remain effective or (iii) the Exchange Offer Registration Statement to be declared effective and the Registered Exchange Offer to be consummated, in each case to the extent required by this Agreement.
          4. Registration Procedures. In connection with any Registration Statement, the following provisions shall apply:
     (a) The Issuer shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers may reasonably propose; (ii) if applicable, include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” and “Purpose of the Exchange Offer” sections and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; and (iii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement.
     (b) The Issuer shall advise each Initial Purchaser, each Exchanging Dealer and the Holders (if applicable) and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):
     (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;
     (ii) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

     (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes, the Exchange Notes or the Private Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
     (v) of the happening of any event that requires the making of any changes in any Registration Statement or the prospectus included therein in order that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (c) The Issuer will make every reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of any Registration Statement.
     (d) The Issuer will furnish to each Holder of Transfer Restricted Notes included within the coverage of any Shelf Registration Statement, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).
     (e) The Issuer will, during the Shelf Registration Period, promptly deliver to each Holder of Transfer Restricted Notes included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuer consent to the use of such prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Notes in connection with the offer and sale of the Transfer Restricted Notes covered by such prospectus or any amendment or supplement thereto.
     (f) The Issuer will furnish to each Initial Purchaser and each Exchanging Dealer, and to any other Holder who so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if an Initial Purchaser or any Exchanging Dealer or any such Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).
     (g) The Issuer will, during the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, promptly deliver to each Initial Purchaser, each Exchanging Dealer and such other persons that are required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement or the Shelf Registration Statement and any amendment or supplement thereto as the Initial Purchasers, Exchanging Dealer or other persons may reasonably request; and the Issuer consents to the use of such prospectus or any amendment or supplement thereto by the Initial Purchasers, any Exchanging Dealer or other persons, as applicable, as aforesaid.
     (h) Prior to the effective date of any Registration Statement, the Issuer will use its reasonable best efforts to register or qualify, or cooperate with the Holders of Notes, Exchange Notes or Private Exchange Notes included therein and their respective counsel in connection with the registration or qualification of, such Notes, Exchange Notes or Private Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes, Exchange Notes or Private Exchange Notes covered by such Registration Statement; provided that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.
     (i) The Issuer will cooperate with the Holders of Notes, Exchange Notes or Private Exchange Notes to facilitate the timely preparation and delivery of certificates representing Notes, Exchange Notes or Private Exchange Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing prior to sales of Notes, Exchange Notes or Private Exchange Notes pursuant to such Registration Statement.
     (j) If (i) any event contemplated by Section 4(b)(ii) through (v) occurs during the period for which the Issuer is required to maintain an effective Registration Statement, or (ii) any Suspension Period remains in effect more than 120 days after the occurrence thereof, the Issuer will promptly prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Notes, Exchange Notes or Private Exchange Notes from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (k) Not later than the effective date of the applicable Registration Statement, the Issuer will provide a CUSIP number for the Notes, the Exchange Notes and the Private Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Notes, the Exchange Notes or the Private Exchange

Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.
     (l) The Issuer will comply with all applicable rules and regulations of the Commission and will make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act; provided that in no event shall such earnings statement be delivered later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the applicable Registration Statement, which statement shall cover such 12-month period.
     (m) The Issuer will cause the Indenture or the Exchange Notes Indenture, as the case may be, to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.
     (n) The Issuer may require each Holder of Transfer Restricted Notes to be registered pursuant to any Shelf Registration Statement to furnish to the Issuer such information concerning the Holder and the distribution of such Transfer Restricted Notes as the Issuer may from time to time reasonably require for inclusion in such Shelf Registration Statement, and the Issuer may exclude from such registration the Transfer Restricted Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.
     (o) In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Notes to be registered pursuant thereto agrees by acquisition of such Transfer Restricted Notes that, upon receipt of any notice from the Issuer (i) of a Suspension Period under Section 2(b) hereof or (ii) pursuant to Section 4(b)(ii) through (v) hereof, such Holder will discontinue disposition of such Transfer Restricted Notes until such Holder’s receipt of (x) notice that the Suspension Period has ended or (y) copies of the supplemental or amended prospectus contemplated by Section 4(j) hereof, as the case may be, or until advised in writing (the “Advice”) by the Issuer that the use of the applicable prospectus may be resumed. If the Issuer shall give any notice under Section 4(b)(ii) through (v) during the period that the Issuer is required to maintain an effective Registration Statement (the “Effectiveness Period”), such Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Notes covered by such Registration Statement shall have received (x) the copies of the supplemental or amended prospectus contemplated by Section 4(j) (if an amended or supplemental prospectus is required) or (y) the Advice (if no amended or supplemental prospectus is required).

     (p) In the case of a Shelf Registration Statement, the Issuer shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as Holders of a majority in aggregate principal amount of the Notes, Exchange Notes and Private Exchange Notes being sold or the managing underwriters (if any) shall reasonably request in order to facilitate any disposition of Notes, Exchange Notes or Private Exchange Notes pursuant to such Shelf Registration Statement.
     (q) In the case of a Shelf Registration Statement, the Issuer shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, Holders of a majority in aggregate principal amount of the Notes, Exchange Notes and Private Exchange Notes being sold and any underwriter participating in any disposition of Notes, Exchange Notes or Private Exchange Notes pursuant to such Shelf Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries and (ii) use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter (an “Inspector”) in connection with such Shelf Registration Statement; provided that the Inspectors shall first agree in writing with the Issuer that any information that is reasonably designated by the Issuer as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person, (iv) such information becomes available to any such person from a source other than the Issuer and such source is not bound by a confidentiality agreement or (v) such information relates to the U.S. federal income tax treatment or U.S. federal income tax structure of the Transactions or materials of any kind relating to such tax treatment or tax structure, including opinions or other tax analyses. Any person legally compelled to disclose any such confidential information made available for inspection shall provide the Issuer with prompt prior written notice of such requirement so that the Issuer may seek a protective order or other appropriate remedy.
     (r) In the case of a Shelf Registration Statement, the Issuer shall, if requested by Holders of a majority in aggregate principal amount of the Notes, Exchange Notes and Private Exchange Notes being sold, their Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Notes, Exchange Notes or Private Exchange Notes, as applicable, in customary form and (ii) its officers to execute and deliver all customary documents and certificates requested by Holders of a majority in aggregate principal amount of the Notes, Exchange Notes and Private Exchange Notes being sold, their Special Counsel or the managing underwriters (if any). In addition, in the case of a Shelf Registration Statement, the Issuer shall, if requested by Holders of a majority in aggregate principal amount of the Notes, Exchange Notes and Private Exchange Notes being sold, their Special Counsel, or the managing underwriters (if any) in connection with such Shelf Registration Statement, but only if the registration is an underwritten registration, use its reasonable best efforts to cause its independent public accountants to provide a comfort letter or letters in customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.
          5. Registration Expenses. The Issuer will bear all expenses (other than any underwriters discounts or commissions in connection with the distribution of the Notes, Exchange Notes or Private Exchange Notes) incurred in connection with the performance of its obligations under Sections 1, 2, 3 and 4 and the Issuer will reimburse the Initial Purchasers and the Holders for the reasonable fees and disbursements of one firm of attorneys (in addition to any local counsel) chosen by the Holders of a majority in aggregate principal amount of the Notes, the Exchange Notes and the Private Exchange Notes to be sold pursuant to each Registration Statement (the “Special Counsel”) acting for the Initial Purchasers or Holders in connection therewith.
          6. Indemnification. (a) In the event of a Shelf Registration Statement or in connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by an Initial Purchaser or an Exchanging Dealer, as applicable, the Issuer shall indemnify and hold harmless each Holder (including, without limitation, each Initial Purchaser or any Exchanging Dealer), its affiliates, each person who controls such Holder or such affiliates within the meaning of the Securities Act or Exchange Act and their respective officers, directors, employees, representatives and agents (collectively referred to for purposes of this Section 6 and Section 7 as a “Holder”) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Notes, Exchange Notes or Private Exchange Notes), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Holders’ Information; and provided further, however, that with respect to any such untrue statement in or omission from any related preliminary prospectus (as amended or supplemented) or, if amended or supplemented, any related final prospectus (excluding the correcting amendment or supplement), the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any such Holder from whom the person asserting any such loss, claim, damage, liability or action received Notes, Exchange Notes or Private Exchange Notes to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus (together with any correcting amendments or supplements) was not sent or given to such person at or prior to the written confirmation of the sale of such Notes, Exchange Notes or Private Exchange Notes to such person and (B) the untrue statement in or omission from any related preliminary prospectus (as amended or supplemented) or, if amended or supplemented, any related final prospectus (excluding the correcting amendment or supplement) was corrected in the final prospectus or, if applicable, an amendment or supplement thereto and the final prospectus (as amended or supplemented) does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact unless, in either case, such failure to deliver the final prospectus was a result of non-compliance by the Issuer with Sections 4(d), 4(f) or 4(g).
          (b) In the event of a Shelf Registration Statement, each Holder, severally and not jointly, shall indemnify and hold harmless the Issuer, its affiliates, each person who controls the Issuer or any such affiliates within the meaning of the Securities Act or Exchange Act and their respective officers, directors, employees, representatives and agents (collectively referred to for purposes of this Section 6(b) and 7 as the “Issuer”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holders’ Information furnished to the Issuer by such Holder, and shall reimburse the Issuer for any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Notes, Exchange Notes or Private Exchange Notes pursuant to such Shelf Registration Statement.
          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 6(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Any such separate firm (x) for an Initial Purchaser, its affiliates, directors and officers and any person who controls such Initial Purchaser shall be designated in writing by the Representative, (y) for any Holder, its directors and officers and any person who controls such Holder shall be designated in writing by the Holders of a majority of the aggregate principal amount of the outstanding registrable Notes and (z) in all other cases shall be designated in writing by the Issuer. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (A) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          7. Contribution. If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer from the offering and sale of the Notes, on the one hand, and a Holder with respect to the sale by such Holder of Notes, Exchange Notes or Private Exchange Notes, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and such Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand, and a Holder, on the other, with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by or on behalf of the Issuer as set forth in the table on the cover of the Offering Memorandum, on the one hand, bear to the total proceeds received by such Holder with respect to its sale of Notes, Exchange Notes or Private Exchange Notes, on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuer or information supplied by the Issuer, on the one hand, or to any Holders’ Information supplied by such Holder, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Notes, Exchange Notes or Private Exchange Notes shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes, Exchange Notes or Private Exchange Notes sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          8. Rules 144 and 144A. The Issuer shall use its commercially reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the written request of any Holder of Transfer Restricted Notes, make publicly available other information for so long as necessary to permit sales of such Holder’s securities pursuant to Rules 144 and 144A. The Issuer covenants that it will take such further action as any Holder of Transfer Restricted Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Transfer Restricted Notes, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Issuer to register any of its securities pursuant to the Exchange Act.
          9. Underwritten Registrations. If any of the Transfer Restricted Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes included in such offering, subject to the consent of the Issuer

(which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.
          No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
          10. Miscellaneous. (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of a majority in aggregate principal amount of the Notes, the Exchange Notes and the Private Exchange Notes, taken as a single class. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes, Exchange Notes or Private Exchange Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of the Notes, the Exchange Notes and the Private Exchange Notes being sold by such Holders pursuant to such Registration Statement.
          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:
     (i) if to a Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 10(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Representative.
     (ii) if to the Initial Purchasers, to them c/o the Representative at its address set forth in the Purchase Agreement; and
     (iii) if to the Issuer, initially at the address of the Issuer set forth in the Purchase Agreement.
          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient’s telecopier machine, if sent by telecopier.

          (c) Successors and Assigns. This Agreement shall be binding upon the Issuer and its successors and assigns.
          (d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (e) Definition of Terms. For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.
          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law provisions thereof to the extent the application of the laws of another jurisdiction would be required thereby.
          (h) Remedies. In the event of a breach by the Issuer or by any Holder of any of their obligations under this Agreement, each Holder or the Issuer, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Issuer of its obligations under Sections 1 or 2 hereof for which liquidated damages have been paid pursuant to Section 3 hereof), will be entitled to specific performance of its rights under this Agreement. The Issuer and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
          (i) No Inconsistent Agreements. The Issuer represents, warrants and agrees that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into, any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Notes, it shall not grant to any person the right to request the Issuer to register any of its debt securities under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

          (j) No Piggyback on Registrations. Neither the Issuer nor any of its security holders (other than the Holders of Transfer Restricted Notes in such capacity) shall have the right to include any securities of the Issuer in any Shelf Registration or Registered Exchange Offer other than Transfer Restricted Notes.
          (k) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
[Remainder of page intentionally left blank]

          Please confirm that the foregoing correctly sets forth the agreement between the Issuer and the Initial Purchasers.

Very truly yours, ACTIVANT SOLUTIONS HOLDINGS INC.
By:	/s/ Greg Petersen
	Name:	Greg Petersen
	Title:	Senior Vice President and Chief Financial Officer

[Exchange & Registration Rights Agreement]
Accepted by:
DEUTSCHE BANK SECURITIES INC.
for itself and on behalf of the several
Initial Purchasers listed on Schedule I hereto

By:	/s/ Thomas Prior
Authorized Signatory

By:	/s/ Vikrant Sawhney
Authorized Signatory

SCHEDULE I

Aggregate Principal Interest
Initial Purchaser	of Notes to be Purchased
Deutsche Bank Securities Inc.	$20,000,000
J.P. Morgan Securities Inc.	$20,000,000

Total	$40,000,000

ANNEX A
          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B
          Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

ANNEX C
PLAN OF DISTRIBUTION
          Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [DATE], all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.
          The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
          For a period of 90 days after the Expiration Date the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the Holders of the Notes) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

ANNEX D
CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.